SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8


                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                               AVIS RENT A CAR, INC.
             (Exact Name Of Registrant As Specified In Its Charter)

                                    Delaware
         (State or Other Jurisdiction of Incorporation or Organization)

                                      11-3347585
                           (I.R.S. Employer Identification No.)

                    900 Old Country Road, Garden City, New York   11530
            (Address of Principal Executive Offices)            (Zip Code)

                    Avis Rent A Car, Inc. 1997 Stock Option Plan
                            (Full Title of the Plan)

                              Karen C. Sclafani
                              Vice President, General Counsel
                              & Secretary
                              Avis Rent A Car, Inc.
                              900 Old Country Road
                              Garden City, New York  11530
                              (Name and Address of Agent for Service)

                              (516) 222-3000
               Telephone Number, Including Area Code, of Agent for Service.


                              CALCULATION OF REGISTRATION FEE

---------------  -------------   ----------------- ------------------   -------
Title of         Amount to be   Proposed Maximum  Proposed Maximum     Amount of
Securities To    Registered     Offering Price    Aggregate         Registration
Be Registered                   Per Share (1)     Offering Price             Fee
--------------   -------------  ----------------- -------------------   -------

Common Stock,    6,000,000        $18.29           $109,740,000       $32,373.30
par value $.01
$.01 per share
--------------   -------------  ----------------- ------------------   --------

Notes: 1. Estimated solely for the purpose of calculating the registration fee and, pursuant to Rule 457(c) of the Securities Act of 1933, based upon the average of the high and low prices of the Common Stock of Avis Rent A Car, Inc. as reported on the New York Stock Exchange on September 4, 1998.

                                  PART I

            INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Pursuant  to the  requirements  of the  Note  to Part I of  Form  S-8  and  Rule
428(b)(1) of the rules under the Securities Act of 1933, as amended (the "Securities Act"), the information required by Part I of Form S-8 is included in a Prospectus dated September 30, 1997 distributed to participants in the Avis Rent A Car, Inc. 1997 Stock Option Plan (the "Plan") sponsored by Avis Rent A Car, Inc. (the "Registrant"). The Prospectus, together with Item 3 of Part II of this Registration Statement, constitutes a prospectus within the meaning of
Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

The following documents, which have been filed by the Registrant with the Securities and Exchange Commission, are incorporated herein by reference:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

         (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998;

         (c) The Registrant's Current Report on Form 8-K dated May 13, 1998;

         (d) The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998;

         (e) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed August 28, 1997 (File No. 001-13315) and Amendment No. 1 thereto filed September 22, 1997.

         (f) The Registrant's 1997 Stock Option Plan.

         (g) First Amendment to the Registrant's 1997 Stock Option Plan.

         All reports and definitive proxy or information statements subsequently filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

         Karen C. Sclafani, Esq. has rendered an opinion on the validity of the securities being registered under the Plan pursuant to this Registration Statement. Ms. Sclafani is Vice President, General Counsel and Secretary of the Registrant. A copy of this opinion is attached as Exhibit 5 to this Registration Statement. Ms. Sclafani holds shares of the Registrant's Common Stock and options to acquire shares of the Registrant's Common Stock.

Item 6.  Indemnification of Directors and Officers.

         Section 145 of the General Corporation Law of the State of Delaware (the "GCL") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer or director of such corporation. The indemnity may cover expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests and, for criminal actions or proceedings, had no reasonable cause to believe his or her conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in such action. Where an officer or director is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above, the corporation must indemnify him or her against the expenses which such officer or director actually and reasonably incurred.

         The Amended and Restated Certificate of Incorporation of the Registrant provides for indemnification of the Registrant's directors and officers to the fullest extent authorized or permitted by law except that the Registrant is not obligated to indemnify a director or officer in a proceeding initiated by him or her unless the proceeding (i) was authorized or consented to by the Registrant's Board of Directors or (ii) was commenced to enforce indemnification rights.

         Article VIII of the Amended and Restated By-laws of the Registrant mirrors the provisions of Section 145 of the GCL.

         In accordance with the GCL, the Registrant maintains insurance on behalf of its directors and officers for liabilities which may be incurred by them while acting in such capacities.

Item 7.  Exemption From Registration Claimed.

         Not Applicable.

Item 8.  Exhibits.

         Exhibits filed as a part of this Registration Statement are listed below. Exhibits incorporated by reference are indicated in parentheses.

       Exhibit No.     Description

       3.1 Amended and Restated Certificate of Incorporation of the Registrant (Exhibit 3.1 to Registration Statement
                No. 333-46737).

       3.2 Amended and Restated By-laws of the Registrant (Exhibit 3.2 to Registration Statement No. 333-46737).

       4.1 Form of Certificate of Common Stock (Exhibit 4.1 to Registration Statement No. 333-28609).


       4.2 Avis Rent A Car, Inc. 1997 Stock Option Plan (Exhibit 10.18 to Registration Statement No. 333-28609).

       4.3 First Amendment to Avis Rent A Car, Inc. 1997 Stock Option Plan (Exhibit A to Proxy Statement on Schedule 14A filed
                March 30, 1998 No. 001-13315)

       5 Opinion of Karen C. Sclafani, Esq., the General Counsel of Avis Rent A Car, Inc., regarding the legality of the shares being issued

       23.1     Consent of Deloitte & Touche LLP, Independent Auditors of the
                Company

       23.2     Consent of Karen C. Sclafani, Esq. (included in Exhibit 5)

       24 Power of Attorney (included after the signature page to thi Registration Statement)

Item 9.  Undertakings.

         A.  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:


           (i) To include any prospectus required by Section 10(a)(3)of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.

                Notwithstanding   the  foregoing,   any  increase  or
                decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule
                424(b) promulgated under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this Registration Statement; and

         (iii)  To  include  any  material   information  with respect to the
                plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and E Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.


                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (B) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (C) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item
6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Garden City, State of New York, on September 11, 1998.

                                             AVIS RENT A CAR, INC.
                                             (Registrant)

                                             By:/s/ Kevin M. Sheehan
                                                --------------------
                                             Name:  Kevin M. Sheehan
                                             Title: Executive Vice President and
                                             Chief Financial Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below, constitutes and appoints each of Kevin M. Sheehan and Karen C. Sclafani, or either of them, each acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, in connection with this Registration Statement on behalf of the undersigned as a director or officer of the Registrant, on Form S-8 under the Securities Act of 1933 as amended, including, without limiting the generality of the foregoing, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



SIGNATURE                 TITLE                                    DATE

/s/ R. Craig Hoenshell    Chairman of the Board and           September 11, 1998
----------------------
 R. Craig Hoenshell       Chief Executive Officer
                          (Principal Executive Officer)


/s/ F. Robert Salerno     President, Chief Operating Officer  September 11, 1998
---------------------
 F. Robert Salerno        and Director


/s/ Kevin M. Sheehan      Executive Vice President and        September 11, 1998
--------------------
 Kevin M. Sheehan         Chief Financial Officer
                          (Principal Financial Officer)


/s/ Timothy M. Shanley    Vice President and Controller       September 11, 1998
----------------------
 Timothy M. Shanley       (Principal Accounting Officer)

/s/ Stephen P. Holmes            Director                     September 11, 1998
---------------------
 Stephen P. Holmes

/s/ Michael P. Monaco            Director                     September 11, 1998
---------------------
 Michael P. Monaco

/s/ W. Alun Cathcart             Director                     September 11, 1998
--------------------
 W. Alun Cathcart

/s/ Leonard S. Coleman, Jr.      Director                     September 11, 1998
---------------------------
 Leonard S. Coleman, Jr

/s/ Michael J. Kennedy           Director                     September 11, 1998
----------------------
 Michael J. Kennedy

/s/ Martin L. Edelman            Director                     September 11, 1998
---------------------
 Martin L. Edelman

/s/ Deborah L. Harmon            Director                     September 11, 1998
---------------------
 Deborah L. Harmon

/s/ Michael L. Tarnopol          Director                     September 11, 1998
-----------------------
 Michael L. Tarnopol

                                  Exhibit Index



Exhibit No.   Description

3.1           Amended and Restated Certificate of Incorporation of the
              Registrant*

3.2           Amended and Restated By-laws of the Registrant*

4.1           Form of Certificate of Common Stock**

4.2           Avis Rent A Car, Inc. 1997 Stock Option Plan***

4.3           First Amendment to Avis Rent A Car, Inc. 1997 Stock Option
              Plan ****

5             Opinion of Karen C. Sclafani, Esq., the General Counsel of
              Avis Rent A Car,Inc., regarding the legality of the shares being issued

23.1          Consent of Deloitte & Touche LLP, Independent Auditors of the
              Company

23.2          Consent of Karen C. Sclafani, Esq. (included in Exhibit 5)

24 Power of Attorney (included after the signature page to this Registration Statement).



* Incorporated by reference to Exhibit 3 to the Registrant's Registration Statement on Form S-1 (No. 333-46737).

** Incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-1 (No. 333-28609).

*** Incorporated by reference to Exhibit 10.18 to the Registrant's Registration
    Statement on Form S-1 (No. 333-28609).

**** Incorporated by reference to Exhibit A to the Registrant's Proxy Statement on Schedule 14A filed March 30, 1998 (No. 001-13315).

                                                                   EXHIBIT 5

                             Karen C. Sclafani, Esq.
                              900 Old Country Road
                           Garden City, New York 11530


                                                              September 11, 1998



Avis Rent A Car, Inc.
900 Old Country Road
Garden City, New York 11530

                     Re: Avis Rent A Car, Inc. Registration
                              Statement on Form S-8

Ladies and Gentlemen:

         I am Vice President, General Counsel and Secretary of Avis Rent A Car, Inc., a Delaware corporation (the "Company"), and am rendering this opinion in connection with the Company's filing of a Registration Statement on Form S-8 (the "Registration Statement") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), on the date hereof with the Securities and Exchange Commission (the "Commission"). The Company is filing this Registration Statement in order to register up to 6,000,000 shares of the common stock, par value $.01 per share, of the Company ("Common Stock") reserved for issuance under the Avis Rent A Car, Inc. 1997 Stock Option Plan, as amended.

         This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act.

         In connection with rendering this opinion, I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of the following documents: (i) the Plan; (ii) the Amended and Restated Certificate of Incorporation of the Company, as amended to the date hereof; (iii) resolutions of the Board of Directors of the Company relating to the Plan and (iv) such other certificates, instruments and documents as I considered necessary or appropriate for the purposes of this opinion.

         In my examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such copies. As to any facts material to the opinion expressed herein which I have not independently established or verified, I have relied upon statements and representations of officers and other representatives of the Company and others.

         I am admitted to the Bar of the State of New York, and I do not express any opinion as to the law of any jurisdiction except for the General Corporation Law of the State of Delaware.

         Based upon and subject to the foregoing, I am of the opinion that the shares of Common Stock, when issued in accordance with the terms and conditions of the Plan and upon payment of the purchase price therefor, will be validly issued, fully paid and non-assessable.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, however, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission thereunder.

                                                       Very truly yours,


                                                      /s/ Karen C. Sclafani
                                                          -----------------
                                                          Karen C. Sclafani